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                                                         EXHIBIT NO. EX-99.d.1.e



                        THE DFA INVESTMENT TRUST COMPANY

                           THE U.S. 6-10 VALUE SERIES

                     FORM OF INVESTMENT MANAGEMENT AGREEMENT
                               ADDENDUM NUMBER ONE

         THIS ADDENDUM made this ___ day of ________, 2001, by and between THE DFA INVESTMENT TRUST COMPANY, a Delaware business trust (the "Trust"), on behalf of:

                          "THE U.S. 6-10 VALUE SERIES,"

         formerly known as "The U.S. Small Cap High Book to Market Series" (the "Series"), a separate series of the Trust, and DIMENSIONAL FUND ADVISORS INC., a Delaware corporation (the "Manager").

         WHEREAS, the Trust and the Manager have previously entered into an Investment Management Agreement, dated January 6, 1993 (the "Investment Management Agreement"), pursuant to which the Manager agreed to manage the investment and reinvestment of the assets of the Series; and

         WHEREAS, the Manager has been informed by the Trust that the Series desires to change its name;

         NOW, THEREFORE, in consideration of the terms and conditions hereinafter set forth, it is hereby agreed as follows:

         1. The name of the Series shall be changed from "The U.S. 6-10 Value Series" to "The U.S. Small Cap Value Series," and all references in the Investment Management Agreement to "The U.S. 6-10 Value Series" or "The U.S. Small Cap High Book to Market Series" shall be changed to "The U.S. Small Cap Value Series."

         2.       The effective date of this Addendum shall be March 29, 2001.

         3. The parties hereby further agree that no other provisions of the Investment Management Agreement are in any way modified by this Addendum, and that all other provisions of the Investment Management Agreement remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereby have caused this Addendum to be executed this ____ day of _______, 2001.

THE DFA INVESTMENT TRUST                         DIMENSIONAL FUND ADVISORS
COMPANY                                          INC.


By:                                              By:
    ----------------------------------              ---------------------------
     Michael T. Scardina                            Catherine L. Newell
     Vice President, Chief Financial                Vice President and Secretary
     Officer and Treasure